Exhibit 99.1

Wachovia Investor Relations Alice Lehman 704.374.4139	Wachovia Media Relations Ferris Morrison 704.383.8164

Westcorp and WFS Financial Inc Investor Relations Robert Costantino 949.727.1629	Westcorp and WFS Financial Inc Media Relations Caren Roberson 949.753.3711
Press Release Monday, Feb. 13, 2006
OCC APPROVES CONVERSION AND MERGER OF
WACHOVIA, WESTCORP AND WFS FINANCIAL INC
IRVINE, CALIF. — Feb. 13, 2006 — Wachovia Corp. (NYSE: WB), Westcorp (NYSE: WES) and WFS Financial Inc (NASDAQ: WFSI) today announced that on Feb. 13, 2006, the Office of the Comptroller of the Currency approved both the conversion of Western Financial Bank from a federal savings association to a national banking association and the merger of Wachovia Bank, N.A. with and into the converted institution. OCC approval was the last remaining regulatory approval needed to enable Westcorp and WFS Financial to proceed with the previously announced mergers with Wachovia.
On Jan. 6, 2006, Westcorp and WFS Financial Inc shareholders approved the proposed merger with Wachovia Corp.
The Westcorp and WFS Financial mergers are expected to close in the first quarter of 2006, subject to the satisfaction of standard closing conditions, including the expiration of the Department of Justice’s standard 15-day waiting period.
About Wachovia
Wachovia Corporation (NYSE:WB) is one of the largest providers of financial services to retail, brokerage and corporate customers, with banking operations from Connecticut to Florida and west to Texas, and retail brokerage operations nationwide. Wachovia had assets of $520.8 billion, market capitalization of $82.3 billion and stockholders’ equity of $47.6 billion at December 31, 2005. Its four core businesses, the General Bank, Capital Management, Wealth Management, and the Corporate and Investment Bank, serve more than 13 million household and business relationships primarily through 3,131 offices in 15 states and Washington, D.C. Its full-service retail brokerage firm, Wachovia Securities, LLC, also serves clients through 719 offices in 49 states, Washington, D.C., and six Latin American countries. The Corporate and Investment Bank serves clients in selected industries nationwide. Global services are offered through 40 offices around the world. Online banking and brokerage products and services also are available through Wachovia.com.
About Westcorp, WFS Financial Inc
Westcorp is a financial services holding company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com

Westcorp, through its subsidiary WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned company whose common stock is traded on the Nasdaq Stock Market under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.
Westcorp, through its subsidiary Western Financial Bank, operates retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the bank can be found at its web site at http://www.wfb.com.
Additional Information
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this document include statements regarding the proposed mergers.
These statements are subject to uncertainties and factors relating to Westcorp and WFS Financial’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: receipt of opinions as to the tax treatment of the mergers; actual or potential litigation; the exercise of discretionary authority by regulatory agencies; and the satisfaction of certain other conditions. Westcorp and WFS Financial can provide no assurances that the Westcorp merger or the WFS Financial merger will close when expected, if at all. A further list of risks, uncertainties and other matters can be found in Westcorp’s and WFS Financial’s filings with the SEC. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Westcorp’s and WFS Financial’s actual results may vary materially from those expected, estimated or projected. The information contained in this document is as of the date of this document. Westcorp and WFS Financial assume no obligation to update any forward-looking statements to reflect future events or circumstances.